Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan and the Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan of our report dated March 27, 2025, with respect to the financial statements of Acumen Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 27, 2025